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Exhibit (n)(4)

CONSENT OF PROPOSED DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form N-2 of Calvert Street Capital Corporation, and in all subsequent amendments and post-effective amendments or supplements thereto, including the prospectus contained therein, as a nominee for director of Calvert Street Capital Corporation, a Delaware corporation, and to all references to me in that connection.

/s/ HARLAN F. SEYMOUR
Name: Harlan F. Seymour November 12, 2007

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  Exhibit (n)(4)
CONSENT OF PROPOSED DIRECTOR